UNIT PURCHASE AGREEMENT


                              DBS INDUSTRIES, INC.
                             A Delaware corporation

                           50,000 UNITS CONSISTING OF

                                  COMMON STOCK
                               Par Value, $0.0004

                        WARRANTS TO PURCHASE COMMON STOCK









                                February 1, 1999


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                                TABLE OF CONTENTS

                                                                         Page


1.      UNIT PURCHASE.......................................................1
        1.1.   Purchase of Units............................................1
        1.2.   Consideration................................................1
        1.3.   Wire Transfer Instructions...................................2

2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................2
        2.1.   Due Organization: Good Standing and Corporate Power..........2
        2.2.   Authorization................................................2
        2.3.   No Conflict; No Consents or Approvals Required...............3

3.      REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................3
        3.1.   Authorization................................................3
        3.2.   Purchase Entirely for Own Account............................3
        3.3.   Reliance Upon Purchasers' Representations....................3
        3.4.   Receipt of Information.......................................4
        3.5.   Investment Experience........................................4
        3.6.   Accredited Investor..........................................4
        3.7.   Restricted Securities........................................4
        3.8.   Legends......................................................5

4.      RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
        COMPLIANCE WITH SECURITIES ACT; REGISTRATION RIGHTS.................5
        4.1.   Restrictions on Transferability..............................5
        4.2.   Restrictive Legend...........................................5
        4.3.   Notice of Proposed Transfer..................................5
               4.3.1. Notice................................................5
               4.3.2. Certificate for Transferred Securities................6
        4.4.   Registration.................................................6
               4.4.1. SB-2 or S-3 Registration..............................6
               4.4.2. Expenses of Registration..............................7
               4.4.3. Registration Procedures...............................7
        4.5.   Indemnification and Contribution.............................7
        4.6.   Information by the Purchaser.................................9

5.      MISCELLANEOUS.......................................................9
        5.1.    Entire Agreement............................................9
        5.2.    Survival of Warranties......................................9
        5.3.    Successors and Assigns.....................................10
        5.4.    Governing Law..............................................10
        5.5.    Counterparts...............................................10
        5.6.    Titles and Subtitles.......................................10
        5.7.    Notices....................................................10
        5.8.    Attorneys' Fees............................................11
        5.9.    Amendments and Waivers.....................................11
        5.10. Severability.................................................11
        5.11. Commissions..................................................11


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                             UNIT PURCHASE AGREEMENT


        THIS UNIT PURCHASE AGREEMENT (the "Agreement"), dated as of February 1, 1999, is made and entered into by and between DBS Industries, Inc., a Delaware corporation (the "Company") Michael Associates ("Purchaser"). Reference to dollars in this Agreement shall mean United States dollars.

                               W I T N E S S E T H

        WHEREAS, the Company desires to sell Units with each Unit consisting of one share of Common Stock (the "DBSI Common Stock") and a warrant to purchase one share of DBSI Common Stock at $3.50 per share (the "Warrant") to Purchaser who is an "accredited investors" as that term is defined in Rule 501(a) of Regulation D, promulgated by the United States Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act") upon the terms and conditions contained herein; and

        WHEREAS, the Purchaser desires to purchase Units upon the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants, and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      UNIT PURCHASE

        1.1. Purchase of Units. Upon the terms and subject to the conditions set forth in this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser, 50,000 Units with each Unit consisting of one share of the Company's Common Stock, par value $0.0004 per share, (the "Common Stock") and one warrant to purchase one share of Common Stock at $3.50 per share. The exercise period of the Warrants shall be for a period of three years, shall be callable under certain conditions and shall have the terms as set for in the Warrant a form of which is attached hereto and made a part hereof as Exhibit A. Subject to compliance with federal and state securities laws, the Warrants may be detachable from the Units.

        1.2. Consideration. In consideration of the purchase in Section 1.1, the Purchaser hereby agrees to pay to the Company $2.50 per Unit in immediately available United States Dollars, for an aggregate amount equal to one hundred twenty-five thousand ($125,000) dollars.

        1.3. Wire Transfer Instructions. The consideration provided for in Section 1.2. above should be delivered to the Company's legal counsel by the Purchaser via wire transfer to the following:


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        Bartel Eng Linn & Schroder, Client Trust Account
        Wells Fargo Bank
        400 Capitol Mall
        Sacramento, CA 95814
        Account No: 0168-032878
        ABA No.:  121000248
        Customer Service Phone Number: (916) 920-2507


2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to the Purchaser that:

        2.1. Due Organization: Good Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business, and to own, lease and operate any properties related to such business, except where the failure to have such power and authority would not individually or in the aggregate have a Material Adverse Effect (as defined below). The Company is duly qualified or licensed to do business and in good standing in the State of California. For purposes of this Agreement, a "Material Adverse Effect" shall mean an event that could reasonably be expected to have a material adverse effect on the business of the Company, or on its results of operations, properties or financial condition; for purposes of this definition, any event which reasonably could be expected to result in a potential liability to the Company either individually or in the aggregate in excess of Two Hundred Fifty Thousand Dollars ($250,000) will be deemed to have a Material Adverse Effect.

        2.2.    Authorization.

                (a) All corporate action on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of the Units pursuant hereto and the performance of the Company's obligations hereunder has been taken.

                (b) The Common Stock when issued and delivered for the consideration expressed and in compliance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable federal and state securities laws.

                (c) The Warrants when issued and delivered for the consideration expressed and in compliance with the provision of this Agreement will be duly authorized, binding and an enforceable obligation of the Company in accordance with its terms.


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        2.3.  No  Conflict;  No  Consents  or  Approvals  Required.  Neither the
execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby will:

                (a) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Company;

                (b)  conflict  with  or  violate  any  law,  rule,   regulation,
ordinance, order, writ, injunction, judgment or decree applicable to the Company or by which it or any of its properties or assets are bound or affected; or

                (c) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of any lien, charge or encumbrance on any of the respective properties or assets of it pursuant to any of the terms, conditions or provisions of, any material note, bond, mortgage, indenture, deed of trust, lease, permit, license, franchise, authorization, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets is bound or affected.


3.      REPRESENTATIONS AND WARRANTIES OF PURCHASER.

        The Purchaser represents and warrants that:

        3.1. Authorization. All action on the part of the Purchaser, and if the Purchaser is a corporation, its officers, directors and stockholders, necessary for the purchase of the Units pursuant hereto and the performance of the Purchaser's obligations hereunder has been taken.

        3.2. Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon such Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Units to be purchased by the Purchaser will be acquired for investment purposes for the Purchaser's own account and not with a view to the resale or distribution of any part thereof in violation of applicable federal and state securities laws.

        3.3. Reliance Upon Purchasers' Representations. The Purchaser understands that the Common Stock and Warrants (and Common Stock underlying them) comprising the Units has not been registered under the Securities Act on the grounds that the transactions contemplated by this Agreement and the issuance of the securities hereunder is exempt from registration under the 1933 Act pursuant to Section 4(2) thereof, and Regulation D promulgated


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thereunder,  and that the Company's  reliance on such exemption is predicated on the Purchasers' representations set forth herein.

        3.4. Receipt of Information. The Purchaser has received all the information, including, but not limited to, the Company's Registration Statement on Form SB-2 declared effective on November 30, 1998, Form 10-KSB for the year ended December 31, 1997, Form 10-QSB for the nine months ended September 30, 1998, and the Company's proxy statement for its 1998 annual meeting of stockholders, as well as all other information, he considers necessary or appropriate for deciding whether to purchase the Units. The Purchaser further represents that he has had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Units hereby, and the business, properties, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser has access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 hereof or the right of the Purchaser to rely thereon.

        3.5. Investment Experience. The Purchaser represents that it is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for themselves, can bear the economic risk of the investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Units. The Purchaser further represents that it has not been organized solely for the purpose of acquiring the Units.

        3.6. Accredited Investor. The Purchaser represents that it is an "accredited investor" as that term is defined in SEC Rule 501(a) of Regulation D, 17 C.F.R. 230.501.(a).

        3.7. Restricted Securities. The Purchaser understands that the Units, and the Common Stock and Warrants (including the Common Stock underlying such Warrants) comprising such Units, issued, or to be issued, hereunder may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Common Stock and Warrants, or an available exemption from registration under the Securities Act, the Common Stock and Warrants must be held indefinitely. In particular, the Purchaser is aware that the Common Stock and Warrants may not be sold pursuant to SEC Rule 144, 17 C.F.R. 230.144, unless all of the conditions of that Rule are met.

        3.8. Legends. To the extent applicable, each certificate or other document evidencing the Common Stock and Warrants shall be


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endorsed with a legend  disclosing  that the securities have not been registered under the Securities Act and may not be sold, transferred, assigned, pledged or hypothecated absent registration under the Securities Act or an exemption therefrom.

4.      RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
        COMPLIANCE WITH SECURITIES ACT; REGISTRATION RIGHTS

        4.1. Restrictions on Transferability. The Common Stock and Warrants (hereinafter in this Section 4 referred to collectively as the "Securities") shall not be transferable, except upon the conditions specified in this Section
4. The Purchaser will cause any successor or proposed transferee of their Securities to agree to take and hold such Securities subject to the conditions specified in this Section 4. The Purchaser acknowledges the restrictions upon its right to transfer the Securities set forth in this Section 4.

        4.2. Restrictive Legend. Each certificate representing the Securities shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

        "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

        Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received the opinion referred to in Section 4.3.

        4.3.    Notice of Proposed Transfer.

                4.3.1.Notice. Prior to any proposed transfer of any of the Securities (other than under circumstances described in Sections 4.4.1 or 4.4.2 hereof), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by a written opinion of legal counsel reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act, whereupon the holder of such Securities shall be entitled to transfer such Securities, subject to the restrictions contained in this Agreement, in accordance with the terms of the notice delivered by the holder to the Company.

                4.3.2.Certificate for Transferred Securities. Each certificate evidencing the Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 4.2 above, except that such certificate shall not bear such restrictive legend if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act. Each transferee of the Securities shall agree with respect to those securities to be bound by the terms of this Section 4.3.

        4.4.    Registration.

                4.4.1.SB-2 or S-3 Registration. By July 31, 1999, the Company shall file a registration with the SEC with respect to all or a part of the DBSI Common Stock, including Common Stock to be issued upon the exercise of the Warrants, (hereinafter referred to as the "Registrable Securities") on a Form SB-2 or Form S-3 registration statement or other eligible registration form. In this respect, and in connection with all Registrable Securities, the Company will:

                             (a)    as soon as practicable, use its best
efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, and appropriate compliance with applicable regulations issued under the Securities Act and applicable state securities laws) to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are purchased hereunder, together with all or such portion of the Registrable Securities of any other holder or holders of the Company's Common Stock joining in such registration; provided that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this
Section 4.4 in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation in such jurisdiction unless the Company is already qualified as a foreign corporation in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder; and

                             (b)    The holders of Registrable Securities
shall be entitled to only one (1) registration pursuant to this
Section 4.4

                The registration statement on Form SB-2 or Form S-3 may include securities of the Company held by persons other than the Purchaser, and the Company shall have the right to include securities in such registration for its own account.

                4.4.2.Expenses of Registration. All Registration Expenses relating to the Registrable Securities incurred in connection with the registration, qualification or compliance pursuant to this Section 4 shall be borne by the Company. All Selling Expenses shall be borne by the holders of the securities so registered, pro rata on the basis of the number of their shares so registered.

                4.4.3.Registration Procedures. Pursuant to the registration effected by the Company pursuant to Section 4, the Company will keep the holders advised as to the initiation of such registration and as to the completion thereof. At its expense, the Company will:

                             (a)    Furnish such number of prospectuses,
including a summary or a preliminary prospectus, and other documents incident thereto as each Purchaser from time to time may reasonably request;

                             (b)    Use its best efforts to list such
Registrable Securities on any securities exchange on which any equity security of the Company is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

                             (c)    In the event of the issuance of any stop
order suspending the effectiveness of such registration statement or of any order suspending or preventing the use of any prospectus or suspending the qualification of any Registrable Securities for sale in any jurisdiction, use its best efforts promptly to obtain its withdrawal.

        4.5.    Indemnification and Contribution.

                (a) The Company will indemnify the Purchaser and its successors and each of its officers, directors and partners, and each person controlling the Purchaser, and its successors, with respect to which registration, qualification or compliance has been effected pursuant to this Section 4, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Purchaser, and its successors and its officers, directors and partners, and each person controlling the Purchaser, its successors, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by any Purchaser, and stated to be specifically for use therein.

                (b) The Purchaser, and its successors will, if Registrable Securities held by there are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and its directors and officers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by any Purchaser (or the Purchaser's successors) and stated to be specifically for use therein; provided, however, that the obligations of the Purchasers (or the Purchasers' successors) hereunder shall be limited to an amount equal to the net proceeds to the Purchasers (or the Purchasers' successors) of Registrable Securities sold or to be sold in such registration.

                (c) Each party  entitled to  indemnification  under this Section
4.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at its own expense (except in the event such Indemnified Party may not be represented by the counsel retained by the Indemnifying Party due to a conflict of interest, in which case the Indemnifying Party shall pay the counsel fees incurred by the Indemnified Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation alleged by such claimant or plaintiff. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and will survive the transfer of securities. The Indemnifying Party also agrees to make such provisions, as are reasonably requested by any Indemnified Party, for contribution to such party in the event the Indemnifying Party's indemnification is unavailable for any reason.

        4.6. Information by the Purchaser. If Registrable Securities of the Purchaser (or its successors) are included in any registration, the Purchaser (or its successor) shall furnish to the Company such information regarding the Purchaser (or its successor) and the distribution proposed by them as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 4.

5.      MISCELLANEOUS

        5.1. Entire Agreement. This Agreement constitutes the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein.

        5.2. Survival of Warranties. The warranties, representations, and covenants of the Company and the Purchaser, jointly and severally, contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

        5.3. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to

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the benefit of and be binding upon the respective  successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        5.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        5.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

        5.6. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        5.7. Notices. All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided herein) and shall be deemed duly given when received by delivery in person, by facsimile, telex or telegram or by an overnight courier service or three (3) days after deposit in the U.S. Mail, certified with postage prepaid, addressed as follows:

                If to Company :     DBS Industries, Inc.
                                            100 Shoreline Highway, Suite 190A
                                            Mill Valley, CA 94941
                                            Attn: Fred W. Thompson

                with copies tBartel Eng Linn & Schroder
                                            300 Capitol Mall, Suite 1100
                                            Sacramento, CA  95814
                                            Attn:  Scott E. Bartel, Esq.

                If to Purchaser:    Michael Associates
                                            1 Evertrust Plaza
                                            Jersey City, NJ 07302

        or to such other addresses as a party may designate by five (5) days prior written notice to the other party.

        5.8. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

        5.9. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the holder of securities purchased under this Agreement (including securities into which such securities have been converted), each future holder of such securities and the Company.

        5.10. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        5.11. Finder's Fee. The Company intends to pay a finder's fee in connection with this investment in an amount of 10% of the gross proceeds raised by the purchase of the Units and 10% of the gross proceeds received upon the exercise of the Warrants which are a part of the Units.


        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    COMPANY:

                                            DBS Industries, Inc.



                                            By:_______________________________
                                                   Fred Thompson
                                                   President


                                   PURCHASER:

                                            Michael Associates



                                            By:_______________________________